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                                                                    Exhibit 99.4

                            TENNECO AUTOMOTIVE INC.

                               OFFER TO EXCHANGE
                10 1/4% SENIOR SECURED NOTES DUE 2013, SERIES B,
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                         FOR ALL ISSUED AND OUTSTANDING
                     10 1/4% SENIOR SECURED NOTES DUE 2013,
                     SERIES A, ISSUED ON DECEMBER 12, 2003

To Our Clients:

Enclosed for your consideration is a Prospectus dated           , 2004 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Tenneco Automotive Inc. (the "Company"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $125,000,000 of the Company's 10 1/4% Senior Secured Notes due 2013, Series B (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 10 1/4% Senior Secured Notes due 2013, Series A, issued on December 12, 2003 (the "Old Notes"). The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of December 12, 2003, among the Company, the guarantors named therein, and the initial purchasers named therein, represented by Banc of America Securities LLC. The Exchange Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes generally do not apply to the to the Exchange Notes. See the section entitled "The exchange offer" in the Prospectus.

These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on           , 2004, unless the Exchange Offer is extended.
Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the exchange offer.

Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The exchange offer -- Conditions to the exchange offer."
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    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2004, unless the Exchange Offer is extended.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Tenneco Automotive Inc. with respect to its Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for my account as indicated below:

  10 1/4% Senior Secured Notes due 2013, Series A $
  -----------------------------------------------------------
                                           Aggregate Principal Amount of Old
                                                              Notes

  Please do not tender any Old Notes held by you for my account.

  Dated:
  ----------------------------------------, 20
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  Signatures(s):
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  Print Name(s) here:
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  Print Address(es):
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  Area Code and Telephone Number(s):
  -------------------------------------------------------------------------

  Tax Identification or Social Security Number(s):
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NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE
RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.

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